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                                                                       EXHIBIT 5


                      [Dechert Price & Rhoads Letterhead]



                                 June 7, 1999

AmeriSource Health Corporation
300 Chester Field Parkway
Malvern, Pennsylvania 19355

          Re: 2,690,000 shares of common stock, as described in the Registration Statement on Form S-4 referred to below
               ----------------------------------------------------

Gentlemen and Ladies:

          We have acted as counsel to AmeriSource Health Corporation, a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-4 (including the prospectus forming a part thereof, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the issuance of an aggregate of up to 2,690,000 shares of Class A Common Stock, par value $.01 per share, of the Company ("Company Common Stock") in connection with the merger (the "Merger") of Hawk Acquisition Corp., a Missouri corporation and wholly-owned subsidiary of the Company ("Merger Subsidiary"), with and into C.D. Smith Healthcare, Inc., a Missouri corporation ("C.D. Smith"), pursuant to an Amended and Restated Agreement and Plan of Reorganization, by and among the Company, Merger Subsidiary, C.D. Smith, and a Person to be Designated as Escrow Agent thereunder, dated as of April 28, 1999, as amended and restated as of May 27, 1999 (the "Merger Agreement"), which provides, inter alia, for (i) the
                                               ----- ----
cancellation and automatic conversion of each share of C.D. Smith's issued and outstanding capital stock into the right to receive the Per Share Merger Consideration, as such term is defined in the Merger Agreement, which consists of Company Common Stock, and (ii) the assumption by the Company of each Company Option under C.D. Smith's Option Plan or otherwise, as such terms are defined in the Merger Agreement, whereupon each assumed Company Option will be exercisable for shares of Company Common Stock as described in the Merger Agreement.
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AmeriSource Health Corporation
June 7, 1999
Page 2


          We have examined such corporate records and documents and other matters as we have deemed necessary in order to render this opinion.

          Based upon the foregoing, it is our opinion that, when issued in the Merger pursuant to the Merger Agreement, or when issued in connection with the exercise of an assumed Company Option as contemplated thereby, the Company Common Stock will be validly issued, fully paid and non-assessable.

          We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the use of our name in respect thereof under the caption "LEGAL MATTERS" in the prospectus constituting a part of the Registration Statement.


                              Very truly yours,


                              /s/ Dechert Price & Rhoads